Exhibit 99.1

CONTACT:	Hilary Ginsberg
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

THIRD QUARTER 2018 FINANCIAL RESULTS

New York, NY, October 24, 2018 - Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Reported net income available to common stockholders of $55.4 million, or $0.40 per diluted share of common stock, for the three months ended September 30, 2018;

•

Reported Operating Earnings (a non-GAAP financial measure defined below) of $58.3 million, or $0.45 per diluted share of common stock, for the three months ended September 30, 2018; excluding the realized loss on early extinguishment of debt (described below), Operating Earnings were $60.9 million, or $0.47 per diluted share of common stock for the three months ended September 30, 2018;

•	Generated $77.5 million of net interest income during the quarter from the Company’s $4.8 billion commercial real estate loan portfolio;

•	Committed $285.0 million to new commercial real estate loans ($87.0 million of which was funded at closing) and funded an additional $96.9 million for loans closed prior to the quarter;

•	Subsequent to quarter end, committed $387.0 million to new commercial real estate loans ($273.2 million of which was funded at closing), bringing year-to-date loan commitments to $2.6 billion;

•

Entered into privately negotiated agreements with a limited number of holders of the Company’s 5.50% Convertible Senior Notes due 2019 (the “5.50% 2019 Notes”) and exchanged approximately $206.2 million in aggregate principal of the 5.50% 2019 Notes for an aggregate of (i) 10,020,328 newly issued shares of ARI common stock plus (ii) approximately $39.3 million in cash;

•	Subsequent to quarter end, completed an underwritten public offering of $230.0 million of the Company’s 5.375% Convertible Senior Notes due 2023 (the “5.375% 2023 Notes”); and

•	Declared a $0.46 dividend per share of common stock for the three months ended September 30, 2018.

“ARI remains on track for a record year of loan originations in 2018, having committed to over $2.6 billion of new transactions year-to-date,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “In addition, we continue to focus on optimizing ARI’s balance sheet, lowering our cost of capital and extending the maturity on our liabilities. During the quarter, ARI completed an exchange transaction for a significant portion of the 5.50% 2019 Notes, and subsequent to quarter end, the Company completed a new issuance of $230.0 million of the 5.375% 2023 Notes, which provides ARI with dry powder to fund the Company’s robust pipeline of new loan transactions.”

Third Quarter 2018 Investment Activity

New Investments - During the third quarter of 2018, ARI committed capital to the following commercial real estate loans:

•	$285.0 million of first mortgage loans ($87.0 million of which were funded during the quarter)

Funding of Previously Closed Loans - During the third quarter of 2018, ARI funded $96.9 million for loans closed prior to the quarter.

Loan Repayments - During the third quarter of 2018, ARI received $225.3 million from loan repayments, comprised of $128.9 million from first mortgage loans and $96.4 million from subordinate loans.

Third Quarter 2018 Capital Markets Activity

Exchange and Conversion of 5.50% 2019 Notes - On August 2, 2018, ARI entered into separate, privately negotiated agreements with a limited number of holders of the Company’s 5.50% 2019 Notes. Pursuant to the exchange agreements, the Company exchanged approximately $206.2 million in aggregate principal amount of the 5.50% 2019 Notes, for an aggregate of (i) 10,020,328 newly issued shares of ARI common stock plus (ii) approximately $39.3 million in cash. Also during the quarter, certain holders converted $12.6 million of the 5.50% 2019 Notes for an aggregate of (i) 724,250 newly issued shares of ARI common stock plus (ii) approximately $0.2 million in cash.

In connection with the exchanges and conversions, ARI recorded a loss on early extinguishment of debt of $2.6 million, which includes fees and accelerated amortization of capitalized costs.

Quarter End Commercial Real Estate Loan Portfolio Summary

The following table sets forth certain information regarding the Company’s commercial real estate loan portfolio at September 30, 2018 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Coupon (1)	Weighted Average All-in Yield (1)(2)	Secured Debt (3)	Cost of Funds	Equity at cost(4)
Commercial mortgage loans, net	$3,723,550	7.0%	7.8%	$2,013,617	4.2%	$1,709,933
Subordinate loans, net	1,104,496	12.2%	13.6%	—	—	1,104,496

Total/Weighted Average	$4,828,046	8.2%	9.2%	$2,013,617	4.2%	$2,814,429

(1)	Weighted-Average Coupon and Weighted Average All-in-Yield are based on the applicable benchmark rates as of September 30, 2018 on the floating rate loans.
(2)	Weighted-Average All-in-Yield includes the amortization of deferred origination fees, loan origination costs and accrual of both extension and exit fees.
(3)	Gross of deferred financing costs of $16.7 million.
(4)	Represents loan portfolio at amortized cost less secured debt outstanding.

Book Value

The Company’s book value per share of common stock was $16.27 at September 30, 2018 as compared to book value per share of common stock of $16.26 at June 30, 2018.

Subsequent Events

The following events occurred subsequent to quarter end:

New Investments - Subsequent to quarter end, ARI committed capital to the following commercial real estate loans:

•	$387.0 million of first mortgage loans ($273.2 of which was funded during the quarter)

Funding of Previously Closed Loans - Subsequent to quarter end, ARI funded $23.9 million for previously closed loans.

Loan Repayments - Subsequent to quarter end, ARI received $180.9 million from loan repayments, including $36.1 million from first mortgage loans and $144.8 million from subordinate loans.

Convertible Notes- ARI issued $230.0 million aggregate principal amount of the 5.375% 2023 Notes, which includes $30.0 million aggregate principal amount of the 5.375% 2023 Notes issued pursuant to the underwriters’ exercise of their option to purchase additional 5.375% 2023 Notes. The public offering generated net proceeds of approximately $223.7 million, after deducting the underwriting discount and estimated offering expenses. The conversion rate for the 5.375% 2023 Notes was initially equal to 48.7187 shares of common stock per $1,000 principal amount of notes. The 5.375% 2023 Notes will mature on October 15, 2023.

Operating Earnings

Operating Earnings is a non-GAAP financial measure that is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses) other than realized gains/(losses) related to interest income, (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Beginning with the quarter ended September 30, 2016, the Company slightly modified its definition of Operating Earnings to include realized gains (losses) on currency swaps related to interest income on investments denominated in a currency other than U.S. dollars. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by ACREFI Management, LLC, the Company’s external manager (the “Manager”) and approved by a majority of the Company’s independent directors.

In order to evaluate the effective yield of the portfolio, the Company uses Operating Earnings to reflect the net investment income of the Company’s portfolio as adjusted to include the net interest expense related to the Company’s derivative instruments. Operating Earnings allows the Company to isolate the net interest expense associated with the Company’s swaps in order to monitor and project the Company’s full cost of borrowings. The Company also believes that its investors use Operating Earnings, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers and, as such, the Company believes that the disclosure of Operating Earnings is useful to its investors. In addition, the Company has previously disclosed that it has disposed of all of its CMBS as of December 31, 2017 and the Company recorded a loss on early extinguishment of debt associated with exchanges and conversions of the 5.50% 2019 Notes. Accordingly, the Company has disclosed Operating Earnings excluding realized loss and costs from sale of CMBS and loss on early extinguishment of debt because the Company believes it is useful to investors to present the results of the Company’s ongoing operations while excluding the effects associated with the disposal of its CMBS and the loss on early extinguishment of debt, which are non-recurring events and not reflective of our ongoing operations.

A significant limitation associated with Operating Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Operating Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Operating Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The table below reconciles Operating Earnings and Operating Earnings per share of common stock with net income available to common stockholders and net income available to common stockholders per share of common stock for the three and nine months ended September 30, 2018 and September 30, 2017 ($ amounts in thousands, except per share data):

	Three months ended	Earnings Per Share(1)	Three months ended	Earnings Per Share(1)
	September 30, 2018		September 30, 2017
Operating Earnings:
Net income available to common stockholders	$55,381	$0.42	$57,208	$0.54
Adjustments:
Equity-based compensation expense	4,048	0.03	2,635	0.02
Unrealized gain on securities	—	—	(13,488)	(0.13)
(Gain) loss on derivative instruments	(6,291)	(0.05)	7,481	0.07
Foreign currency (gain) loss, net	4,471	0.04	(7,850)	(0.07)
Amortization of the convertible senior notes related to equity reclassification	728	0.01	769	0.01
Series A preferred stock redemption charge	—	—	3,016	0.03

Total adjustments:	2,956	0.03	(7,437)	(0.07)

Operating Earnings	58,337	0.45	49,771	0.47

Realized loss and costs from sale of CMBS	—	—	4,076	0.04
Loss on early extinguishment of debt	2,573	0.02	—	—

Operating Earnings excluding realized loss and costs from sale of CMBS and loss on early extinguishment of debt	$60,910	$0.47	$53,847	$0.51

Basic weighted average shares of common stock outstanding	129,188,343		105,446,704
Weighted average diluted shares - Operating Earnings
Weighted average diluted shares - GAAP	153,918,435		106,812,721
Weighted average unvested RSUs	1,593,070		—
Reversal of hypothetical conversion of the Notes	(24,730,092)		—

Weighted average diluted shares - Operating Earnings	130,781,413		106,812,721

(1) May not foot due to rounding.

Computation of Share Count for Operating Earnings

Basic weighted average shares of common stock outstanding	129,188,343		105,446,704
Weighted average unvested RSUs	1,593,070		1,366,017

Weighted average diluted shares - Operating Earnings	130,781,413		106,812,721

	Nine months ended	Earnings Per Share (1)	Nine months ended	Earnings Per Share (1)
	September 30, 2018		September 30, 2017
Operating Earnings:
Net income available to common stockholders	$146,491	$1.20	$121,946	$1.23
Adjustments:
Equity-based compensation expense	11,404	0.09	9,887	0.10
Unrealized gain on securities	—	—	(11,830)	(0.12)
(Gain) loss on derivative instruments	(28,798)	(0.24)	17,916	0.18
Foreign currency (gain) loss, net	23,906	0.20	(18,135)	(0.18)
Amortization of the convertible senior notes related to equity reclassification	3,024	0.02	1,995	0.02
Loss from unconsolidated joint venture	—	—	2,847	0.03
Provision for loan losses and impairments	5,000	0.04	5,000	0.05
Series A preferred stock redemption charge	—	—	3,016	0.03
Realized gain from unconsolidated joint venture	—	—	346	—

Total adjustments:	14,536	0.11	11,042	0.11

Operating Earnings	$161,027	$1.31	$132,988	$1.34

Realized loss and costs from sale of CMBS	—	—	5,118	0.06
Loss on early extinguishment of debt	2,573	0.02	—	—

Operating Earnings excluding realized loss and costs from sale of CMBS and loss on early extinguishment of debt	$163,600	$1.34	$138,106	$1.40

Basic weighted average shares of common stock outstanding	120,876,240		97,546,437
Weighted average diluted shares - Operating Earnings
Weighted average diluted shares - GAAP	150,424,889		98,919,689
Weighted average unvested RSUs	1,617,398		—
Reversal of hypothetical conversion of the Notes	(29,548,649)		—

Weighted average diluted shares - Operating Earnings	122,493,638		98,919,689

(1) May not foot due to rounding.

Computation of Share Count for Operating Earnings

Basic weighted average shares of common stock outstanding	120,876,240		97,546,437
Weighted average unvested RSUs	1,617,398		1,373,252

Weighted average diluted shares - Operating Earnings	122,493,638		98,919,689

Teleconference Details:

The Company will host a conference call to discuss its financial results on Thursday, October 25, 2018 at 10:00 a.m. ET. Members of the public who are interested in participating in the Company’s third quarter 2018 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 7973829). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Thursday, October 25, 2018 and ending at midnight on Thursday, November 1, 2018. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 7973829.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings, and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $269.5 billion of assets under management as of June 30, 2018.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by Equiniti Trust Company (“Equiniti”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Equiniti at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Equiniti’s website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (in thousands-except share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets:
Cash	$99,188	$77,671
Commercial mortgage loans, net (includes $3,245,600 and $2,148,368 pledged as collateral under secured debt arrangements in 2018 and 2017, respectively)	3,723,550	2,653,826
Subordinate loans, net	1,104,496	1,025,932
Loan proceeds held by servicer	—	302,756
Other assets	31,894	28,420
Derivative assets, net	15,341	—

Total Assets	$4,974,469	$4,088,605

Liabilities and Stockholders’ Equity
Liabilities:
Secured debt arrangements, net (net of deferred financing costs of $16,746 and $14,348 in 2018 and 2017, respectively)	$1,996,871	$1,330,847
Convertible senior notes, net	370,174	584,897
Derivative liabilities, net	—	5,644
Accounts payable, accrued expenses and other liabilities	79,538	70,906
Payable to related party	9,515	8,168

Total Liabilities	2,456,098	2,000,462
Commitments and Contingencies (see Note 15)
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series B preferred stock, 6,770,393 shares issued and outstanding ($169,260 aggregate liquidation preference) in 2018 and 2017	68	68
Series C preferred stock, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference) in 2018 and 2017	69	69
Common stock, $0.01 par value, 450,000,000 shares authorized, 133,765,392 and 107,121,235 shares issued and outstanding in 2018 and 2017, respectively	1,338	1,071
Additional paid-in-capital	2,630,468	2,170,078
Accumulated deficit	(113,572)	(83,143)

Total Stockholders’ Equity	2,518,371	2,088,143

Total Liabilities and Stockholders’ Equity	$4,974,469	$4,088,605

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands-except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net interest income:
Interest income from commercial mortgage loans	$71,179	$41,203	$188,434	$112,690
Interest income from subordinate loans	37,308	47,268	105,236	121,298
Interest income from securities	—	2,625	—	13,379
Interest expense	(31,007)	(19,855)	(82,184)	(56,089)

Net interest income	77,480	71,241	211,486	191,278
Operating expenses:
General and administrative expenses (includes equity-based compensation of $4,048 and $11,404 in 2018 and $2,635 and $9,887 of equity-based compensation in 2017, respectively)	(5,843)	(4,629)	(16,493)	(15,587)
Management fees to related party	(9,515)	(8,309)	(26,620)	(23,484)

Total operating expenses	(15,358)	(12,938)	(43,113)	(39,071)
Loss from unconsolidated joint venture	—	—	—	(2,847)
Other income	427	359	973	710
Provision for loan losses and impairments	—	—	(5,000)	(5,000)
Realized loss on sale of assets	—	(4,076)	—	(5,118)
Unrealized gain on securities	—	13,488	—	11,830
Foreign currency gain (loss)	(4,050)	7,763	(23,574)	17,848
Loss on early extinguishment of debt	(2,573)	—	(2,573)	—
Gain (loss) on derivative instruments (includes unrealized gains (losses) of $5,045 and $20,986 in 2018 and $(7,302) and $(17,626) in 2017, respectively)	6,291	(7,481)	28,797	(17,916)

Net income	$62,217	$68,356	$166,996	$151,714

Preferred dividends	(6,836)	(11,148)	(20,505)	(29,768)

Net income available to common stockholders	$55,381	$57,208	$146,491	$121,946

Net income per share of common stock:
Basic	$0.42	$0.54	$1.19	$1.23
Diluted	$0.40	$0.54	$1.14	$1.23

Basic weighted average shares of common stock outstanding	129,188,343	105,446,704	120,876,240	97,546,437

Diluted weighted average shares of common stock outstanding	153,918,435	106,812,721	150,424,889	98,919,689

Dividend declared per share of common stock	$0.46	$0.46	$1.38	$1.38